QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(viii)

NOTICE OF WITHDRAWAL

        THIS NOTICE OF WITHDRAWAL MAY BE USED BY HOLDERS OF COMMON SHARES ("COMMON SHARES") OF CANADA SOUTHERN PETROLEUM LTD. ("CANADA SOUTHERN") WHO HAVE DEPOSITED SUCH COMMON SHARES IN ACCEPTANCE OF THE OFFER DATED JUNE 26, 2006 BY 1212707 ALBERTA LTD., A WHOLLY-OWNED SUBSIDIARY OF CANADIAN OIL SANDS LIMITED, TO PURCHASE ALL OF THE COMMON SHARES, AS AMENDED BY A NOTICE OF VARIATION DATED JULY 5, 2006 (THE "COS OFFER").

TO:	1212707 ALBERTA LTD., A WHOLLY-OWNED SUBSIDIARY OF CANADIAN OIL SANDS LIMITED
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., AS DEPOSITARY AND U.S. FORWARDING AGENT
RE:	COMMON SHARES OF CANADA SOUTHERN PETROLEUM LTD.

        The undersigned, being the person, or a person acting on behalf of the person, who signed the Letter of Transmittal accompanying, or the Notice of Guaranteed Delivery in respect of, the Common Shares of Canada Southern deposited in acceptance of the COS Offer, hereby withdraws the following Common Shares from the COS Offer:

Certificate Number	Name(s) in which Registered	Number of Common Shares Represented by Certificate	Number of Common Shares Withdrawn

TOTAL:

        If Common Shares have been tendered pursuant to the procedures for book-entry transfer, this Notice of Withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility (as defined in the COS Offer) to be credited with the withdrawn Common Shares and otherwise comply with the Book-Entry Transfer Facility's procedures.

Name of Depositing Institution:	Account Number:

(If space is insufficient, please attach a list to this Notice of Withdrawal in the above form.)

Please deliver the Common Shares withdrawn pursuant to this Notice of Withdrawal to:

Name	Address
Telephone Number
This Notice of Withdrawal is executed this day of , 2006.
Signature	Authorized Signature of Guarantor (see instructions contained herein)
Name of Signatory and Official Capacity or Title of Authorized Signatory (please print)	Name of Guarantor (please print or type)
Address of Guarantor (please print or type)

PLEASE NOTE THE INSTRUCTIONS BELOW PRIOR TO DELIVERING THIS NOTICE OF WITHDRAWAL

INSTRUCTIONS

        If this Notice of Withdrawal is signed by a person other than the registered owner(s) of the Common Shares, or if the Common Shares to be withdrawn are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the registers of Canada Southern, such signature must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

        An "Eligible Institution" means a Canadian schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program ("STAMP"), a member of the Stock Exchange Medallion Program ("SEMP") or a member of the New York Stock Exchange Inc. Medallion Signature Program ("MSP"), where the members of these programs are usually members of a recognized stock exchange in the United States or Canada, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the United States Securities Exchange Act of 1934, as amended.

        THIS NOTICE OF WITHDRAWAL MUST BE MADE BY A METHOD, INCLUDING A MANUALLY SIGNED FACSIMILE TRANSMISSION, THAT PROVIDES THE DEPOSITARY OR THE U.S. FORWARDING AGENT WITH A WRITTEN OR PRINTED COPY.

        Any withdrawal of Common Shares deposited in acceptance of the COS Offer must be made in accordance with the terms and conditions of the COS Offer. Additional information concerning the withdrawal of Common Shares is set forth in the COS Offer and the accompanying takeover bid circular. See Section 7 of the COS Offer "Withdrawal of Deposited Common Shares". The withdrawal of Common Shares will take effect upon receipt by the Depositary or the U.S. Forwarding Agent of the properly completed Notice of Withdrawal.

        If Common Shares are to be withdrawn from the COS Offer, this Notice of Withdrawal must be delivered to the Depositary or the U.S. Forwarding Agent at the place of deposit of the applicable Common Shares in accordance with the terms and conditions of the COS Offer:

The Depositary is:
Computershare Investor Services Inc.

By Mail:	By Hand or By Courier:
P.O. Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2 ATTN: Corporate Actions	100 University Avenue 9th Floor, Toronto, Ontario M5J 2Y1 ATTN: Corporate Actions

Telephone: 1-866-612-8054
E-mail: corporateactions@computershare.com

The U.S. Forwarding Agent is:
Computershare Investor Services Inc.
250 Royall Street
Canton, Massachusetts
USA 02021

QuickLinks

  Exhibit (a)(1)(viii)